                                                           Exhibit 4(n)



Filed as Exhibit 4(a) to Form N-8B-1 for Variable Account B File No.811-2017, February 2, 1970.

                                                           EXHIBIT 4(a)

                   [LOGO OF MET-LIFE APPEARS HERE]


 Metropolitan Life Insurance Company (herein called the Company) will pay the benefits provided by this contract, in accordance with and subject to the specifications and provisions on the following pages.



                                  JOHN A. DOE


      SPECIMEN


      VARIABLE ANNUITY -- DEFERRED

                                                             123


/s/Walter E. Hollenbeck                      /s/Richard R. Shinn
-----------------------                      -------------------
Secretary                                    President



 VARIABLE ANNUITY CONTRACT

 Flexible purchase payments. Benefits depend, among other things, on the number and value of Accumulation Units, the Optional Mode of Settlement selected, and in some cases, the age and sex of the payee. Variable or Fixed Annuities or combination of Variable and Fixed Annuities from Retirement Date. Death Benefit before Retirement Date. Transfers from other contracts--Limited. Participating before Retirement Date.

      ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

Form 37TV-65                             1

                        PAGE 2 INTENTIONALLY LEFT BLANK

                      METROPOLITAN LIFE INSURANCE COMPANY

                            CONTRACT SPECIFICATIONS

     DATE OF  ISSUE . . . . . . . . . . . . . . . . . . . .  SEPT. 1, 1970

     AGE OF ANNUITANT . . . . . . . . . . . . . . . . . . .  35

     NORMAL RETIREMENT DATE (AGE  65) . . . . . . . . . . .  SEPT. 1, 2000
     (PROVISION FOR OPTIONAL RETIREMENT DATE-SEE PAGE 5)

     OWNER  . . . . . . . . . . . . . . . . . . . . . . . .  THE ANNUITANT

     BENEFICIARY  . . . . . . . . . . . . . . . . . . . . .  MARY B. DOE

     CONTINGENT BENEFICIARY, IF ANY . . . . . . . . . . . .  AS DESIGNATED IN
                                                             APPLICATION


                                   ANNUITANT

                                  JOHN A. DOE
CONTRACT
NUMBER. . . . . . . SPECIMEN

PLAN. . . . . . . . VARIABLE ANNUITY--DEFERRED                   123



                          PURCHASE  PAYMENT  SCHEDULE

    INITIAL PURCHASE PAYMENT OF $ 50.00 IS PAYABLE ON THE DATE OF ISSUE. SUBSEQUENT PURCHASE PAYMENTS ARE SCHEDULED TO PROVIDE FOR PAYMENT OF
    $ 600.00 ANNUALLY UNTIL THE RETIREMENT DATE OR UNTIL PRIOR DEATH OF THE ANNUITANT.


        FOR DEDUCTIONS FROM PURCHASE PAYMENTS, SEE NET PURCHASE PAYMENTS PROVISION ON PAGE 6.

        FOR CHARGES AGAINST SEPARATE ACCOUNT, SEE GROSS AND NET INVESTMENT FACTORS PROVISION ON PAGE 7.

FORM 37TV-65                          3                        197.198.199.20SV.

                        PAGE 4 INTENTIONALLY LEFT BLANK

DEFINITIONS OF CERTAIN TERMS

ACCUMULATED VALUE--"Accumulated Value" for any Valuation Period means the number of Accumulation Units credited to this contract multiplied by the value of an Accumulation Unit, each as of the end of such Valuation Period.

ACCUMULATION UNIT--"Accumulation Unit" means an accounting unit of measurement used in determining value under this contract in relation to the investment experience of the Separate Account (described on page 6) until the end of the Valuation Period for which the Proceeds are determined.

ANNUITY OPTION--"Annuity Option" means one of the Optional Modes of Settlement, described or referred to beginning on page 11, for payment of the Proceeds of this contract other than in one sum. Annuity Options may be either variable Annuity Options or Fixed Annuity Options.

ANNUITY UNIT--"Annuity Unit" means an accounting unit of measurement used in determining payments under a Variable Annuity Option in relation to the investment experience of the Separate Account.

PROCEEDS--"Proceeds" has the meaning assigned to that term on page 11.

RETIREMENT DATES--(a) The normal Retirement Date is the anniversary of the date of issue on which the Annuitant's attained age, last birthday, is age 65.

     (b) The Optional Retirement Date is any date, other than the Normal Retirement Date, which is on or before the date on which the Annuitant attains age 75. An Optional Retirement Date must be elected in writing not less than 30 days prior to the Retirement Date in effect at the time of such election.

     (c) The Retirement Date is the Normal Retirement Date, unless and Optional Retirement Date is elected in which case the Retirement Date will be such Optional Retirement Date.

VALUATION PERIOD--"Valuation Period" means the period of time elapsed between the time on a day on which the New York Stock Exchange was open for trading, as of which the assets in the Separate Account were valued, and the next time on a day on which the New York Stock Exchange is open for trading, as of which the assets in the Separate Account are to be valued, all as determined in accordance with the Company's valuation rules in effect from time to time.

PURCHASE PAYMENTS

All purchase payments are payable only at the Company's Home Office except that the Company may from time to time designate in writing one or more other of its offices at which purchase payments may be made.

INITIAL AND SUBSEQUENT PURCHASE PAYMENTS--The initial purchase payment shown on page 3 is payable on the date of issue. Subsequent purchase payments, referred to on page 3, are scheduled monthly unless otherwise agreed to by the Company and the person making purchase payments under this contract.

CHANGE IN AMOUNT OF SCHEDULED PURCHASE PAYMENTS--Upon written notice to the Company by the person making purchase payments under this contract, the amount of the scheduled purchase payments may be changed on any purchase payment date so as to provide increased or decreased purchase payments of a uniform amount on such date and each purchase payment date thereafter. Such notice may be given prior to or at the time the first increased or decreased scheduled purchase payment is made.

197-65                                 5

PURCHASE PAYMENT AMOUNT LIMITS--The sum total of purchase payments which the Company will accept in any contract year may not exceed the maximum amount which the Company will accept in any such year for this class of contracts, in accordance with its underwriting rules then in effect.

The minimum purchase payment, unless otherwise agreed to by the Company, will be $25.

NET PURCHASE PAYMENTS--A net purchase payment is a purchase payment received by the Company under this contract minus a percentage deduction and, at the option of the Company, a deduction for any applicable taxes on annuity purchase payments.

The percentage deduction is on a scale which decreases on the basis of the cumulative amount of purchase payments received by the Company at its Home Office (or such other of its offices as it may from time to time designate) during any one contract year, as follows:

Purchase Payments Received
During Any One Contract Year         Percentage Deduction
----------------------------         --------------------
  Up to and including
    $10,000                                 8%
  Over $10,000 to and
    including $50,000                       4 1/2%
  Over $50,000                              2 1/2%

The first contract year begins on the date of issue and subsequent contract years begin on anniversaries thereof. For purposes of the aforesaid deductions an initial purchase payment received prior to the date of issue shall be deemed to have been received on the date of issue.

The Company may deduct from any purchase payment an amount determined by it to be the appropriate charge for any applicable taxes on annuity purchase payments. However, at the option of the Company, such deductions may be deferred in whole or in part until the Proceeds are applied under an Annuity Option.

Each resultant net purchase payment is applied to provide Accumulation Units as set forth in the provision entitled "Application of Net Purchase Payments" on page 7.

GRACE, REINSTATEMENT, AND PAID-UP BENEFIT--If a subsequent purchase payment is not made when scheduled or within a period of 31 days thereafter, this contract will be continued in effect as a paid-up deferred annuity, all the terms of this contract will continue to apply and all contract benefits will be paid in accordance with the provisions of this contract on the basis of no further purchase payments. Purchase payments may be resumed as scheduled, whereupon this contract will be reinstated to a current purchase payment basis.

ACCUMULATION UNITS AND SEPARATE ACCOUNT

SEPARATE ACCOUNT--"Separate Account" means a separate account established and maintained by the Company with respect to a portion of its assets and designated by it as Metropolitan Variable Account B. The Company reserves the right to withdraw from Metropolitan Variable Account B and allocate to another separate account assets determined by the Company to be associated with this contract and all or some of the class of contracts to which this contract belongs. To the extent practicable and permissible under applicable laws and regulations, the withdrawal shall be made by withdrawing a proportionate amount of each investment in Metropolitan Variable Account B, with appropriate adjustments to avoid odd lots and fractions. On and after the date of any such withdrawal the term "Separate Account" in this contract shall mean such other separate account to which the withdrawn assets were allocated.

Amounts may be allocated to the Separate Account pursuant to this contract and certain other contracts of the Company as may be determined by it. All amounts allocated to the Separate Account and all assets therein are owned by the Company and the Company is not a trustee by reason of the Separate Account. The assets in the Separate Account are intended by the Company normally to be invested primarily in equity-type securities such as common stocks, preferred stocks and long or short-term debt securities with conversion, option or other equity-type rights. Such assets may be invested to a more limited extent in some real estate. However, at the discretion of the Company, such assets may consist, in whole or in part, of other investments or cash. All income, gains and losses, whether realized or unrealized, from assets allocated to the Separate Account will be credited to or changed against the Separate Account without regard to the other income, gains or losses of the Company.

In lieu of making such investments directly, the Company reserves the right to operate the Separate Account as a unit investment trust under the Investment Company Act of 1940 or in any other form permitted by law, investing all or part of the assets in the Separate Account in shares or units of a fund, the investment adviser of which, with the approval of persons voting under the contracts, would be the Company or controlled by the Company.

The Company reserves the right to cause the registration or deregistration of the Separate Account under the Investment Company Act of 1940 and, notwithstanding any provision in this contract to the contrary but subject to any applicable State requirements, to cause compliance with the requirements of said Act while the Separate Account is so registered and, if not so registered, to the extent necessary to obtain and continue any exemptions of the Separate Account from said Act.

Such portion of the assets in the Separate Account as equals the reserves and other liabilities of the Company, under this contract and such other contracts of the Company, with respect to the Separate Account shall not be chargeable with liabilities arising out of any other business of the Company. The Company may from time to time transfer to its general account any assets in the Separate Account in excess of such reserves and liabilities.

197-65

VALUATION OF ASSETS IN SEPARATE ACCOUNT--Securities in the Separate Account for which market quotations are readily available will generally be valued at their market value, and other securities and assets will be valued at their fair value, all as determined by the Company in accordance with the Company's valuation rules in effect from time to time. Such determination will be conclusive upon the Annuitant, and any payee, Beneficiary or Contingent Beneficiary

ACCUMULATION UNIT VALUES--The value of an Accumulation Unit was established at $10.00 for the Valuation Period ending on April 1, 1970. The value of an Accumulation Unit will increase or decrease based on the investment experience of the Separate Account. The value of an Accumulation Unit for a particular Valuation Period will be determined by multiplying its value for the immediately preceding Valuation Period by the Net Investment Factor for such particular Valuation Period.

APPLICATION OF NET PURCHASE PAYMENTS--Each net purchase payment resulting from a purchase payment received by the Company at its Home Office (or such other of its offices as it may from time to time designate to receive purchase payments) during a particular Valuation Period will, except as otherwise provided in the next two sentences, be applied to provide Accumulation Units as of the end of such Valuation Period. If and to the extent permitted by the Company's valuation rules in effect from time to time, any purchase payment so received after the end of such Valuation Period on a particular day and prior to the close of business of the Company on that day will be treated as though it had been received during such Valuation Period, without duplication of such payment as a payment received during the next Valuation Period. The net purchase payment resulting from the initial purchase payment will be applied as of the later of receipt as aforesaid and the end of the Valuation Period which includes 12:01 P.M., New York City time, on the date of issue of this contract.

The number of Accumulation Units provided by any application of a net purchase payment will be determined by dividing the net purchase payment by the value of an Accumulation Unit for the applicable Valuation Period and such Accumulation Units will be included in determining the Accumulated Value for such Valuation Period. The number of Accumulation Units so determined will not change thereafter by reason of any subsequent change in the value of an Accumulation Unit.

GROSS AND NET INVESTMENT FACTORS

The Gross Investment Factor for a particular Valuation Period is obtained by dividing (a) by (b) as follows:

(a)  equals (i) the value, as of the beginning of such Valuation Period, of the assets then in the Separate Account, as allocated thereto by the Company, PLUS

           (ii) the investment income and capital gains (whether realized or unrealized) credited by the Company for such Valuation Period to such assets, LESS

          (iii) the capital losses (whether realized or unrealized) charged by the Company for such Valuation Period against such assets, LESS

           (iv) an investment management service charge for such Valuation Period at a rate computed by the Company to be equivalent for such Valuation Period to an effective annual rate of 1/4 of 1% of the value of such assets, LESS

            (v) the amount charged by the Company against the Separate Account for such Valuation Period for taxes, or for amounts set aside by the Company as a reserve for taxes, attributable to the maintenance or operation of the Separate Account and (b) equals the same value as that used in (i) above.

The Net Investment Factor for such Valuation Period is obtained by reducing such Gross Investment Factor by dividing it by the sum of 1 and the equivalent, as computed by the Company for such Valuation Period, of an effective annual rate of 1% to reflect the Company's administration and mortality and expense risk charges (1/2% for administration and 1/2% for mortality and expense risk). The amount of such charge on an annual basis (computed and payable each Valuation Period) will not exceed 1% of the average value of the assets in the Separate Account during any year.

CONTRACT BENEFITS

RETIREMENT ANNUITY BENEFIT--The Accumulated Value for the Valuation Period which includes 12:01 P.M., New York City time, on the Retirement Date, less any applicable taxes as provided in the next paragraph, will, unless the Annuitant's death shall have occurred on or before the Retirement Date, be applied promptly after the Retirement Date to provide variable monthly payments to the Annuitant during his or her lifetime under Variable Annuity Option VB--Life Income--10 Years Guaranteed. However, if there is in effect at the end of such Valuation Period a written election for payment on the basis of one or more other Variable or Fixed Annuity Options, payments will be made on such basis. In the absence of such an election. Variable Annuity Option VB will be deemed to have been elected.

From the Accumulated Value to be applied as stated above there will be deducted an amount determined by the Company to be the appropriate charge for any applicable taxes on annuity purchase payments, to the extent not deducted by the Company in determining the net purchase payments under this contract.


198-65                                 7

PARTICIPATION

The Company will annually ascertain and apportion any divisible surplus accruing on this contract while it is in effect prior to the end of the Valuation Period for which the Proceeds are determined. If there is any such surplus it will be payable as a dividend in such manner and under such conditions as the Company may determine.

Note: This contract is participating from the date of issue but it cannot now be anticipated when any divisible surplus will be available.

GENERAL PROVISIONS

THE CONTRACT--This contract is made in consideration of the payment of the required initial purchase payment and such other purchase payments as are made. This contract and the application, a copy of which is attached to and made a part of this contract, constitute the entire contract between the parties.


AGENT'S AUTHORITY--None of the provisions of this contract can be waived by any agent, nor can any provisions be changed except by endorsement on or a rider attached to this contract signed by the President or Secretary of the Company.


INCONTESTABILITY--This contract is incontestable from its date of issue.


ASSIGNMENT--This contract may not be transferred, sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose.


CONTRACT PAYMENT--All payments by the Company under this contract are payable at its Home Office. The Company reserves the right to require surrender of this contract prior to payment of a Cash Surrender Benefit or Death Benefit.


AGE AND SEX--This contract is issued at the age shown on page 3, which is the Annuitant's age last birthday on the date of issue, based on the date of birth as given in the application.

If the age or sex of the Annuitant has been misstated, the amount payable and every benefit accruing under this contract will be such as the purchase payments made would have purchased according to the correct age and sex.

PROOF OF LIVING--The Company reserves the right to require evidence that the Annuitant is living on the date of cash surrender under this contract, and that the Annuitant or other payee, as the case may be, is living on the due date of each annuity payment.

REPORTS TO ANNUITANT OR PAYEE--Prior to the Valuation Period for which the Proceeds are determined, the Company will send to the Annuitant periodic statements, at least annually, which will include as of a specified recent date the number of Accumulation Units credited to this contract, the dollar value of each such Accumulation Unit, and the Accumulated Value.

Appropriate statements will also be sent by the Company, at least annually, to the payee while he or she is receiving variable annuity payments under this contract.


PROVISION RELATING TO INTERNAL REVENUE CODE--On the basis of the application, this contract is intended to meet the requirements of Section 403(b) of the Internal Revenue Code. Whenever reference is made in a provision of this contract to the Internal Revenue Code, it shall mean the Internal Revenue Code of 1954 as amended.


DEFERMENT--Notwithstanding any provision in this contract to the contrary, the Company reserves the right to defer determination, payment or application of any amount received or payable under this contract in the event that the New York Stock Exchange is closed (other than customary weekend and holiday closings), or an emergency exists making disposal or valuation of assets in the Separate Account not reasonably practicable or the Securities and Exchange Commission determines that trading is restricted on the New York Stock Exchange or permits such deferral.

                       PAGE 10 INTENTIONALLY LEFT BLANK

                      METROPOLITAN LIFE INSURANCE COMPANY

                         OPTIONAL MODES OF SETTLEMENT

  The following provisions relating to the Optional Modes of Settlement are part of the contract to which they are attached and are effective as of the contract's date of issue.

  If written election of one or more of the Annuity Options described or referred to below shall have been filed with the Company at its Home Office and be in effect, the whole or any part of the Proceeds, as defined in the next paragraph, will be retained by the Company and, subject to the terms of this contract and to such other terms and conditions as may be arranged by agreement with the Company, will be applied and paid out under such Annuity Option or Options.

  The term "PROCEEDS" as used in this contract means (i) the Death Benefit under this contract in the event of the Annuitant's death on or before the Retirement Date or (ii) the Cash Surrender Benefit in the event of surrender under this contract on or before the Retirement Date and during the lifetime of the Annuitant or (iii) the Accumulated Value for the Valuation Period which includes 12:01 p.m., New York City time, on the Retirement Date (unless the Annuitant's death shall have occurred on or before the Retirement Date), in each case less an amount determined by the Company to be the appropriate charge for any applicable taxes on annuity purchase payments, to the extent not deducted by the Company in determining the net purchase payments under this contract.

  PROCEEDS APPLIED TO PROVIDE A VARIABLE ANNUITY--When Proceeds are applied to provide an income on a variable annuity basis, the minimum amount of each of the first two monthly payments will be as shown in the applicable Table below but payments after the second monthly payment will increase or decrease based on the investment experience of the Separate Account. Such subsequent payments will be determined on the basis of the provision below entitled "Annuity Units and Amounts of Succeeding Payments."

  PROCEEDS APPLIED TO PROVIDE A FIXED ANNUITY--When Proceeds are applied to provide an income on a fixed annuity basis, such Proceeds will be withdrawn from the Separate Account. The amount of each payment under the fixed annuity will be not less than the specified minimum amount shown for Option FA, FB, FC or FD, as the case may be, as shown in the applicable Table below.


  OPTIONS AVAILABLE ON A VARIABLE ANNUITY BASIS

  OPTION VA -- Installment Payments for a Specified Period

  Variable monthly installment payments will be made for the number of years elected. Each of the first two payments will be in an amount not less than the minimum amount shown for Option VA in the Tables below.

  Under Option VA this contract may be surrendered for a payment in one sum of the commuted value of any remaining monthly installments. Such commuted value shall be paid promptly after receipt in writing by the Company at its Home Office during the lifetime of the payee of proper surrender documents. The calculation of such commuted value shall be on the basis of interest at 3 3/4% per year and the assumption that each remaining installment would be equal to the number of Annuity Units times the value of an Annuity Unit for the Valuation Period by the end of which the Comnany shall have received such surrender documents.

  OPTION VB -- Life Income -- 10 Years Guaranteed

  Variable monthly payments will be made during the lifetime of the payee, with a guarantee that if death of the payee occurs before payments have been made for 10 years, the commuted value of the payments for the remainder of such period will be paid as provided on page 13 under "Death of Payee." Each of the first two payments will be in an amount not less than the minimum amount shown for Option VB in the Tables below.

  OPTION VC -- Life Income -- No Guaranteed Period

  Variable monthly payments will be made during the lifetime of the payee terminating with the last payment preceding the death of the payee. Each of the first two payments will be in an amount not less than the minimum amount shown for Option VC in the Tables below.

  OPTION VD -- Joint and Survivor Life Income -- 10 Years Guaranteed

Variable monthly payments will be made jointly to two payees during their lifetimes, and all to the survivor during his or her remaining lifetime, with a guarantee that if death of the survivor occurs before payments have been made for 10 years, the commuted value of the payments for the remaineder of such period will be paid as provided on page 13 under "Death of Payee." Each of the first two payments will be in an amount not less than the minimum amount shown for Option VD in the Tables below. This option may be elected only with respect to the Annuitant and the Annuitant's spouse.

OPTIONS AVAILABLE ON A FIXED ANNUITY BASIS

OPTION FA -- Installment Payments for a Specified Period

Monthly installment payments will be made for the number of years elected. Each payment will be in an amount not less than the minimum shown for Option FA in the Tables below.

Under Option FA this contract, subject to such terms and conditions as may be arranged by agreement with the Company, may be surrendered for payment in one sum of the commuted value of any remaining monthly installments. Such commuted value shall be paid promptly after receipt in writing by the Company at its Home Office during the lifetime of the payee of proper surrender documents. The calculation of such commuted value shall be on the basis of the amount of the last monthly installment paid or payable prior to receipt of all such surrender documents, and the interest rate used in determining such amount.

OPTION FB -- Life Income -- 10 Years Guaranteed

Equal monthly payments will be made during the lifetime of the payee, with a guarantee that if death of the payee occurs before payments have been made for 10 years, the commuted value of the payments for the remainder of such period will be paid as provided on page 13 under "Death of Payee." Each monthly payment will be in an amount not less than the minimum amount shown for Option FB in the Tables below.

OPTION FC -- Life Income -- No Guaranteed Period

Equal monthly payments will be made during the lifetime of the payee terminating with the last payment preceding the death of the payee. Each monthly payment will be in an amount not less than the minimum amount shown for Option FC in the Tables below.

OPTION FD -- Joint and Survivor Life Income -- 10 Years Guaranteed

Equal monthly payments will be made jointly to two payees during their lifetimes, and all to the survivor during his or her remaining lifetime, with a guarantee that if death of the survivor occurs before payments have been made for 10 years, the commuted value of the payments for the remainder of such period will be paid as provided on page 13 under "Death of Payee." Each monthly payment will be in an amount not less than the minimum amount shown for Option FD in the Tables below. This option may be elected only with respect to the Annuitant and the Annuitant's spouse.

OPTION FE -- Annuity

Subject to compliance with Internal Revenue Code requirements, an arrangement may be made under which annuity payments will be made during the lifetime of a payee, or jointly to two payees during their lifetimes and all to the survivor during his or her remaining lifetime, under such single payment Life annuity contract or single payment Joint and Survivor annuity contract as is regularly issued by the Company on the date which includes the end of the Valuation Period for which the Proceeds are determined. The amount of each annuity payment will be not less than the payment which would otherwise be purchased on the basis of the Company's rates in use on such date. The Company will then, upon request, quote the amount of each such annuity payment. An election of a single payment Joint and Survivor annuity may be made only with respect to the Annuitant and the Annuitant's spouse.


OTHER OPTIONS

Subject to agreement by the Company and compliance with Internal Revenue Code requirements, an arrangement may be made for a mode of settlement, on a variable or fixed annuity basis, other than those specified above.

ADJUSTED AGE

The adjusted age of any payee with respect to the Annuity Options in the Tables below (except Options VA and TA) shall be the attained age on the payee's last birthday at the date as of which the first payment becomes payable, reduced according to the calendar year in which such last birthday falls as follows:

Calendar year
of last birthday                                    Age Reduction
at date of first
payment

Prior to 1980                                                   0
1980-1989                                                       1
1990-1999                                                       2
2000-2009                                                       3
2010 & later                                                    4

ANNUITY UNITS AND AMOUNTS OF SUCCEEDING PAYMENTS

Monthly payments after the second under a Variable Annuity Option will be provided as monthly payments of the value of a fixed number of Annuity Units.

The value of an Annuity Unit was established at $10.00 for the Valuation Period ending on April 1, 1970.

The value of an Annuity Unit for any subsequent Valuation Period is determined by (i) multiplying the value of an Annuity Unit for the immediately preceding Valuation Period by the Gross Investment Factor for such subsequent Valuation Period and (ii) then reducing the resultant value by an adjustment factor, as computed by the Company, to offset the assumed gross investment rate of 4 1/2% per year. This gross investment rate takes into account (a) the Company's applicable rates of charges for administration, expense risk and mortality risk and (b) that part of the assumed gross investment rate which has already been credited in determining the amounts shown in the Tables for Variable Annuuity Options, all as described below under "Mortality and Investment Rate Assumptions for Variable Annuity Options."

The fixed number of Annuity Units provided under a Variable Annuity Option is determined by dividing the dollar amount of the first monthly payment by the value of an Annuity Unit for the later of (a) the Valuation Period for which the Proceeds are determined and (b) the Valuation Period during which the election of such Variable Annuity Option is received at the Home Office.

The dollar amount of any monthly payment after the first two monthly payments under a Variable Annuity Option will be determined by multiplying the number of Annuity Units by the value of an Annuity Unit for the last Valuation Period ending prior to the fifteenth of the month immediately preceding the month in which such annuity payment is due. As noted above, payments after the first two monthly payments will increase or decrease based on the investment experience of the Separate Account.

  MORTALITY AND INVESTMENT RATE ASSUMPTIONS FOR VARIABLE ANNUITY OPTIONS

  The amounts shown in the Tables below for Variable Annuity Options are based on the Metropolitan 1960 Modification of the a-1949 Mortality Table and an assumed gross investment rate of 4 1/2% per year, minus 1% for life income Variable Annuity Options (1/2% for the Company's administration charge and 1/2% for the Company's mortality and expense risk charge), or minus 3/4% for other than life income Variable Annuity Options (1/2% for the Company's administration charge and 1/4 % for the Company's expense risk charge).


  GENERAL PROVISIONS FOR ANNUITY OPTIONS

  FIRST PAYMENT--The first annuity payment under an Annuity Option shown in the Tables below will become payable as of the date which includes the end of the Valuation Period for which the applicable Proceeds are determined and will be paid promptly after the date of application of such Proceeds under the applicable Annuity Option.

  DEATH OF PAYEE--In the event of the death of the payee under an Annuity Option unless otherwise arranged by agreement with the Company, any amount payable by reason of such death will, promptly after receipt in writing at the Home Office of due proof of such death and proper claim documents, be paid in one sum to the contingent payee, if any, otherwise to the payee's estate. Such payment will be:

  Under Option VA, VB, FA or FB or upon the death of the surviving payee under Qption VD or FD, the commuted value of any remaining monthly payments for the specified or guaranteed period. In the case of Option FA, FB or FD, the commuted value will be calculated on the basis of the amount of the monthly payment payable on or immediately prior to the date of death and the interest rate used in determining such amount. In the case of Option VA, VB or VD, the commuted value will be calculated on the assumption that the amount of each remaining payment will be equal to the number of Annuity Units times the value of an Annuity Unit for the Valuation Period by the end of which the Company shall have received such proof of death and claim documents, and on the basis of the investment rate assumptions stated above in the provision entitled "Mortality and Investment Rate Assumptions for Variable Annuity Options."

  ELECTION OF ANNUITY OPTIONS--An Annuity Option applicable to the Proceeds may elected, revoked or changed in writing at any time during the Annuitant's lifetime and prior to the end of the Valuation Period for which such Proceeds are determined.

  If an election is in effect permitting the Beneficiary to obtain payment of the Death Benefit in one sum or if an election with respect to the Death Benefit is not in effect at the death of the Annuitant, the Beneficiary may elect one or more Annuity Options in lieu of a payment in one sum, provided such election is made within one year after the death of the Annuitant and before any payment has been made. If such an election is received after the Death Benefit shall have been determined as provided on page 8 above, the Death Benefit will not increase or decrease because of the investment experience of the Separate Account but will remain fixed, without the accrual of interest thereon.

  An election made by a payee may, subject to the Company's approval and to the conditions agreed upon, reserve to the payee the right to change any designation of contingent payee.

  If the payee is an estate, corporation, partnership, association or trustee, an Annuity Option will be available only under such arrangements as may be agreed upon with the Company.

  MINIMUM AMOUNTS--The minimum amount of Proceeds which may be applied under any Annuity Option for any payee shall be $2,000. Proceeds of a smaller amount for any payee will be paid in one sum. If at any time the payments to any payee under an Annuity Option are or become less than $50 each, the Company reserves the right to change to a less frequent basis of payment.

  AGE OF PAYEE--The Company may require proof of age of the payee or payees under any life income Annuity Option. If such age is misstated, appropriate adjustments will be made in the payments.

  LIMITATION ON RIGHTS OF PAYEE AND CLAIMS OF CREDITORS--Proceeds retained under any Annuity Option and any payment thereunder shall be neither assignable nor subject to encumbrance and, to the extent permitted by law, shall not be subject to claims of creditors or legal process.

                   (ANNUITY OPTION TABLES - SEE NEXT PAGE.)

VARIABLE ANNUITY OPTIONS--AMOUNT OF EACH OF FIRST TWO MONTHLY PAYMENTS FOR EACH $1000 OF APPLICABLE PROCEEDS

-----------------------------------------------------------------------------------------------------------------------------------
     OPTION VA                       OPTIONS VB & VC-LIFE INCOME                  OPTION VD-JOINT AND SURVIVOR LIFE INCOME
INSTALLMENT PAYMENTS                                                            10 YEARS GUARANTEED--MALE AND FEMALE PAYEES
===================================================================================================================================

                             ADJUSTED                                      ADJUSTED
                           AGE OF PAYEE                                   AGE OF MALE     ADJUSTED AGE OF FEMALE PAYEE
 NUMBER     FIRST TWO    AT DATE OF FIRST     OPTION VB    OPTION VC       PAYEE AT         AT DATE OF FIRST PAYMENT
                                                                                     ----------------------------------------
OF YEARS     MONTHLY         PAYMENT          10 YEARS   NO GUARANTEED     DATE OF       AGE         AGE     SAME     AGE
                          --------------
SPECIFIED  INSTALMENTS    MALE    FEMALE     GUARANTEED     PERIOD      FIRST PAYMENT  10 YEARS    5 YEARS    AGE   5 YEARS
                                                                                        OR LESS     OR LESS          OLDER
-----------------------------------------------------------------------------------------------------------------------------------

   1         $84.75        40       45        $4.14        $4.16            40         $3.45        $3.55   $3.65    $3.74
   2          43.15        45       50         4.45         4.49            45          3.59         3.71    3.84     3.96
   3          29.29        50       55         4.83         4.91            50          3.76         3.92    4.08     4.25
   4          22.37        55       60         5.31         5.46            55          3.98         4.19    4.40     4.62
   5          18.22        56       61         5.43         5.59            56          4.04         4.25    4.48     4.71

   6          15.46        57       62         5.54         5.73            57          4.09         4.32    4.56     4.80
   7          13.48        58       63         5.66         5.87            58          4.15         4.39    4.64     4.90
   8          12.01        59       64         5.79         6.03            59          4.21         4.46    4.73     5.00
   9          10.86        60       65         5.92         6.19            60          4.27         4.54    4.82     5.11
   10          9.95        61       66         6.06         6.37            61          4.34         4.62    4.92     5.23

IF A DECLARATION BY THE    62       67         6.21         6.56            62          4.41         4.71    5.03     5.35
COMPANY OF A LARGER        63       68         6.36         6.76            63          4.49         4.80    5.14     5.48
AMOUNT FOR THE FIRST       64       69         6.52         6.98            64          4.57         4.90    5.26     5.62
 MONTHLY PAYMENT           65       70         6.68         7.22            65          4.65         5.00    5.38     5.77
 UNDER OPTION VA           66       71         6.85         7.47            66          4.74         5.11    5.51     5.93
SHALL BE APPLICABLE
AT THE END OF THE          67         72       7.02         7.74            67          4.83         5.22    5.66     6.10
VALUATION PERIOD FOR       68         73       7.20         8.03            68          4.93         5.34    5.81     6.27
 WHICH THE PROCEEDS        69         74       7.38         8.35            69          5.03         5.47    5.96     6.46
ARE DETERMINED, SUCH       70         75       7.57         8.69            70          5.14         5.61    6.13     6.65
LARGER AMOUNT WILL BE      71                  7.75         9.06            71          5.25         5.75    6.31     6.85
PAYABLE FOR THE FIRST
  TWO MONTHLY              72                  7.94         9.45            72          5.37         5.90    6.49     7.06
   PAYMENTS.               73                  8.13         9.88            73          5.50         6.06    6.68     7.28
                           74                  8.31        10.35            74          5.63         6.23    6.88     7.50
                           75                  8.49        10.85            75          5.77         6.41    7.09     7.73
                         -------------------------------------------------------------------------------------------------

                         Under Option VB, VC, or VD the amount of the first two monthly payments for ages or combination of ages not shown will be quoted by the Company upon request.

                         IF A DECLARATION BY THE COMPANY OF LARGER AMOUNTS FOR THE FIRST MONTHLY PAYMENT UNDER OPTION VB, VC, OR VD) SHALL BE APPLICABLE AT THE END OF THE VALUATION PERIOD FOR WHICH THE PROCEEDS ARE DETERMINED, SUCH LARGER AMOUNTS WILL BE PAYABLE FOR EACH OF THE FIRST TWO MONTHLY PAYMENTS.
--------------------------------------------------------------------------------
FIXED ANNUITY OPTIONS -- AMOUNT OF EACH MONTHLY PAYMENT
FOR EACH $1000 OF APPLICABLE PROCEEDS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
     OPTION FA                     OPTIONS FB & FC--LIFE INCOME              OPTION VD--JOINT AND SURVIVOR LIFE INCOME
INSTALLMENT PAYMENTS                                                        10 YEARS GUARANTEED--MALE AND FEMALE PAYEES
====================================================================================================================================

                             ADJUSTED                                      ADJUSTED
                           AGE OF PAYEE                                   AGE OF MALE     ADJUSTED AGE OF FEMALE PAYEE
 NUMBER     AMOUNT       AT DATE OF FIRST     OPTION VB    OPTION VC       PAYEE AT         AT DATE OF FIRST PAYMENT
            OF EACH                                                                  ----------------------------------------
OF YEARS     MONTHLY         PAYMENT          10 YEARS   NO GUARANTEED     DATE OF       AGE         AGE     SAME     AGE
                          --------------
SPECIFIED  INSTALMENT     MALE    FEMALE     GUARANTEED     PERIOD      FIRST PAYMENT  10 YEARS    5 YEARS    AGE   5 YEARS
                                                                                         LESS        LESS            OLDER
-----------------------------------------------------------------------------------------------------------------------------------

    1        $84.37        40      45          $3.70       $3.71             40         $2.99       $3.10   $3.20   $3.31
    2         42.76        45      50           4.02        4.05             45          3.14        3.27    3.40    3.54
    3         28.89        50      55           4.41        4.48             50          3.32        3.49    3.66    3.83
    4         21.96        55      60           4.90        5.03             55          3.55        3.77    3.99    4.21
    5         17.80        56      61           5.01        5.16             56          3.61        3.83    4.07    4.30

    6         15.03        57      62           5.13        5.30             57          3.66        3.90    4.15    4.39
    7         13.06        58      63           5.25        5.44             58          3.72        3.97    4.23    4.49
    8         11.57        59      64           5.38        5.60             59          3.79        4.05    4.32    4.60
    9         10.42        60      65           5.52        5.76             60          3.85        4.12    4.42    4.71
    10         9.50        61      66           5.66        5.94             61          3.92        4.21    4.52    4.83

IF A DECLARATION BY THE    62      67           5.81        6.13             62          3.99       4.30     4.62    4.96
COMPANY OF A LARGER        63      68           5.96        6.33             63          4.07       4.39     4.74    5.09
  AMOUNT FOR ANY           64      69           6.12        6.55             64          4.15       4.49     4.86    5.23
 MONTHLY PAYMENT           65      70           6.29        6.79             65          4.23       4.59     4.99    5.38
UNDER OPTION FA SHALL      66      71           6.46        7.04             66          4.32       4.70     5.12    5.54
BE APPLICABLE AT THE
TIME OF SUCH MONTHLY       67      72           6.64        7.31             67          4.42       4.82     5.26    5.71
PAYMENT, SUCH LARGER       68      73           6.82        7.60             68          4.52       4.94     5.41    5.89
  AMOUNT WILL B            69      74           7.00        7.91             69          4.62       5.07     5.57    6.08
    PAYABLE.               70      75           7.19        8.25             70          4.73       5.21     5.74    6.27
                           71                   7.38        8.62             71          4.84       5.36     5.92    6.48

                           72                   7.57        9.02             72          4.97       5.51     6.11    6.69
                           73                   7.76        9.44             73          5.09       5.67     6.30    6.91
                           74                   7.95        9.91             74          5.23       5.84     6.51    7.13
                           75                   8.13       10.41             75          5.37       6.02     6.72    7.36
                         ----------------------------------------------------------------------------------------------------------

                Under Option FB, FC, or FD the amount of each monthly payment for ages or combination of ages not shown will be quoted by the Company upon request.

                IF A DECLARATION BY THE COMPANY OF LARGER AMOUNTS OF ANY
                MONTHLY PAYMENTS UNDER OPTION FB, FC, OR FD SHALL BE
                APPLICABLE AT THE END OF THE VALUATION PERIOD FOR WHICH THE PROCEEDS ARE DETERMINED, SUCH LARGER AMOUNTS WILL BE PAYABLE.
--------------------------------------------------------------------------------
                                                 /S/ WALTER E. HOLLENBECK
                                                 ------------------------
                                                        Secretary
Form 20 SV-65

                                                                                                           Form 038V-A
                                                                                                            July 1969
 Part A APPLICATION TO METROPOLITAN LIFE INSURANCE COMPANY FOR A VARIABLE ANNUITY CONTRACT               Printed in U.S.A
------------------------------------------------------------------------------------------------------------------------------------
 1. PRINT FULL NAME OF  PROPOSED ANNUITANT

            John                          A.                           Doe
-------               --------------              ------------------         -------------------------------------------------------
      (FULL FIRST NAME)            (MIDDLE INITIAL)                (LAST NAME)
--------------------------------------------------------------------         -------------------------------------------------------
                                                         COMPANY USE ONLY
                                                      Enter Age Last Birthday

2. PLACE OF BIRTH                      3. DATE OF BIRTH

   Mass.                                  June  1, 1935             .............................................YEARS
(State or Country)                        Month Day Year
------------------------------------------------------------------------------------------------------------------------------------

4. CITIZENSHIP:  U.S. [_]     Other..............................................................................
                      [X]
------------------------------------------------------------------------------------------------------------------------------------
5. (a) Male   [X]  b)
       Female [_]          Married [X]             Single [_]        Widow(er) [_]      Divorced [_]       Separated [_]
------------------------------------------------------------------------------------------------------------------------------------
6. Send communications to Proposed Annuitant at:      Residence [_]         Business [X]

7. RESIDENCE (PRINT)       IF  R.D. GIVE ROUTE, BOX N0, AND APPROXIMATE LOCATION

             5                     FIRST STREET                         APT. NO.
----------      ------------------              -----------------------          ---------------------------------------------------
         (NUMBER)                    (STREET)                           (FLOOR)

        HUNTINGTON                 NEW YORK                             SUFFOLK
------             --------------            -------------------------          ----------------------------------------------------
      (CITY OR TOWN)         (STATE AND ZIP CODE)                       (COUNTY)

8. (a) Occupation        Teacher

(b) Employer's name  Huntington School District

(c) Business address..... 7    Commonwealth Avenue
                          ----------------------------------------------------------------------------------------------------------
                         (NUMBER)            (STREET)

    HUNTINGTON                New York                       11743
---            -------------                              ----------------------------------------------------------------
  (CITY OR TOWN)                 (STATE AND ZIP CODE)

(d) Associated with or employed by a member of National Association of Securities Dealers, Inc.  (NASD)  YES  [_]   NO [X]

 9.    Is contract applied for intended to replace insurance or                                           YES [_]  NO [X]
       fixed or variable annuities (including Group Insurance                                             If Yes, give
       or annuities) in force with this or any other insurer, or to replace shares in any mutual funds?   particulars.
------------------------------------------------------------------------------------------------------------------------------------
10. If contract applied for is intended to qualify under certain provisions of the Internal Revenue Code, check appropriate box below:
A.  [X] The contract is being applied for under Section 403(b) for an employee of a public educational institution.
B.  [_] The contract is being applied for under Section 403(b) for an employee of a tax-exempt organization described in Section
        501(c)(3).
C.  [_] The contract is being applied for under the Self-Employed Individuals Tax Retirement Act. (Keogh plan-H.R.10).
D.  [_] The contract is being applied for under a corporate-type Pension or Profit-Sharing Plan. (Section 401 - excluding Keogh
        Plan).
------------------------------------------------------------------------------------------------------------------------------------

VARIABLE ANNUITY APPLIED FOR: (COMPLETE ONE ONLY OF 11A, 11B, 11C or 11D)
------------------------------------------------------------------------------------------------------------------------------------

11A   FLEXIBLE-PURCHASE PAYMENT--DEFERRED ANNUITY [X]
      403(b) type situation.  (Use only if 1OA or 1OB is checked)
------------------------------------------------------------------------------------------------------------------------------------

11B.  FLEXIBLE-PURCHASE PAYMENT--DEFERRED ANNUITY [_]
      Other than 403(b) type situation.  (DO NOT USE IF 10A OR 10B IS CHECKED)
      (i) Initial-Purchase Payment $...............
     (ii) Subsequent Purchase Payments:
          Annually [_]  Semiannually [_]  Quarterly [_]  Monthly [_]
          Amount of each payment:  (Complete (a) or (b) below)
          (a) $..................
          (b) $..................to and including first additional purchase date and $.......................thereafter

    (iii) Additional Purchase Date:   Anniversary of Issue Date  [_]    December [_]     Other.................................
-----------------------------------------------------------------------------------------------------------------------------------

11C.  SINGLE PURCHASE PAYMENT -- DEFERRED ANNUITY [_]
      Amount of Single Purchase Payment    $...............................
------------------------------------------------------------------------------------------------------------------------------------

11D.  SINGLE PURCHASE PAYMENT -- IMMEDIATE ANNUITY [_]
      (i) Amount of Single Purchase Payment $..............
     (ii) Life Income -- 10 years guaranteed [_]
          Life Income -- No Guaranteed Period [_]



     Joint and Survivor Life Income--10 Years Guaranteed [_] Other.............
     Annuity payments will be made monthly.
-------------------------------------------------------------------------------

12. Amount submitted with this application for a Variable Annuity contract $ 50
                                                                             --
-------------------------------------------------------------------------------

     COMPLETE ONLY FOR IMMEDIATE ANNUITY ON A JOINT AND SURVIVORSHIP BASIS
-------------------------------------------------------------------------------

13. (a) Print FULL NAME of Second Proposed Annuitant

-------------------------------------------------------------------------------
      (FULL FIRST NAME)           (MIDDLE INITIAL)             (LAST NAME)

(b)   Relationship to Proposed Annuitant    (c) Occupation
      Spouse [_]  Other .......................................................

-------------------------------------------------------------------------------
14.   PLACE OF BIRTH          15. DATE OF BIRTH              COMPANY USE ONLY
                                                        Enter Age Last Birthday
    (STATE OR COUNTRY)        MONTH     DAY     YEAR       ...............YEARS
-------------------------------------------------------------------------------
16. (a) Male [_]  Female [_]  (b) Married [_]  Single [_]   Widow(er) [_]
                                 Divorced [_]  Separated [_]
-------------------------------------------------------------------------------

17.  RESIDENCE (Print)   If R.D. give Route, Box No., and approximate location

                                                        APT. NO.
                                                        FLOOR
 -------------------------------------------------------------------------------
           (NUMBER)              (STREET)

-------------------------------------------------------------------------------
     (CITY OR TOWN)          (STATE AND ZIP CODE)           (COUNTY)


18. Complete only if Proposed Annuitant is to be Owner and if contract applied for provides a benefit in event of death of Proposed Annuitant. (If Owner is to be other than Proposed Annuitant, name such Owner in 19 below.) Unless otherwise indicated (i) payment to two or more Beneficiaries or two or more Contingent Beneficiaries will be made in equal shares or to the survivors in equal shares or all to the last survivor and (ii) if no Annuity Option has been elected and annuity payments are being made, the Beneficiary will be the contingent payee.

(a) Revocable Beneficiary  (PRINT FULL NAME)  RELATIONSHIP   DATE OF BIRTH
    Mary B. Doe                                 Wife            5-15-39

(b) Revocable Contingent Beneficiary
    Richard A. Doe                              Son             6-15-66

-------------------------------------------------------------------------------

(c) It is desired that all children (present and future) born of the marriage of the Proposed Annuitant and the spouse of the Proposed Annuitant named in 18(a) be included as Contingent Beneficiaries? YES [X] NO [_] Answer is invalid unless spouse of Proposed Annuitant is named in 18(a).

19. Unless otherwise specified below: the Owner of any contract issued upon this application will be the Proposed Annuitant named in Question 1 above; except that, if an Immediate Annuity on a Joint and Survivorship basis is applied for, such Owner will be the Annuitants jointly or the survivor.

      COMPLETE BELOW ONLY IF SOME OTHER OWNERSHIP ARRANGEMENT IS DESIRED
                     ----

    Print FULL NAME of Owner:..................................................

    Address for
      communications:..........................................................
                      (NUMBER)   (STREET)   (CITY OR TOWN)  (STATE AND ZIP CODE)

     NOTE: If this question is completed, then, unless otherwise specified in this application, all rights, including the right to receive all benefits, will vest in and be subject to the exclusive control of the Owner, and estate, successors or assigns of the Owner.

--------------------------------------------------------------------------------

20. Complete if Purchaser is OTHER THAN Proposed Annuitant or Owner.
    Print FULL NAME of Purchaser:   Huntington School District

    Address for communications:   7        Commonwealth Avenue
                               (NUMBER)       (STREET)

                               Huntington, New York  11743
                               (CITY OR TOWN)     (STATE AND ZIP CODE)
--------------------------------------------------------------------------------

IT IS UNDERSTOOD THAT ALL PAYMENTS OR VALUES PROVIDED BY THE VARIABLE ANNUITY CONTRACT APPLIED FOR, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

WITNESS TO SIGNATURE     PLACE          DATE         SIGNATURE
                                     MO. DAY YR.
   Richard Roe                         8-30-70     (A) John A. Doe
   WITNESS FOR SIGNATURE IN (A)                      PROPOSED ANNUITANT

   WITNESS FOR SIGNATURE IN (B)                    (B)
                                                       SECOND PROPOSED ANNUITANT
   Richard Roe
   WITNESS FOR SIGNATURES IN (C) OR (D)            (C) Huntington School
                                                       District

                                                       OWNER OR PURCHASER (IF
                                                       OTHER THAN (A) OR (B)
                                                       ABOVE.)


If Owner or Purchaser is a firm or other organization enter FULL NAME on line (C), and have one or more partners, officers or authorized persons other than Proposed Annuitant(s) sign on line (D) giving their titles.
                                                  (D) John T. Smith, President



                                                                 Form 038V-B
                                                                  July 1969
                                                               Printed in U.S.A.

Part B
SUPPLEMENT TO APPLICATION TO METROPOLITAN LIFE INSURANCE COMPANY FOR A VARIABLE ANNUITY CONTRACT


        Print FULL NAME of Proposed Annuitant           Social Security Number

     John                 A.          Doe                  123    65     6789
---------------------------------------------           ----------------------
Full First Name    Middle Initial   Last Name


        The spaces below are for the Proposed Annuitant's answers only.
                  Nothing but his answers should be inserted.

1. (a) Earned annual Income $   12,000
                            -------------------------------------------

   (b)  Other annual Income

        Amount $   200
                -------------------------------------------------------
        Source  Dividend and Interest - Income
                -------------------------------------------------------

   (c) Amount available annually for retirement and investment purposes $ 1000
                                                                         -----
2. ESTIMATED ASSETS                            ESTIMATED LIABILITIES
   Stocks, Mutual Funds, etc.   $ 1,000        Mortgage    $ 15,000
                                                           --------
   Cash, Bonds and Savings      $ 2,000        Bank Loans  $    -
                                                           --------
   Life Insurance Cash Values   $ 1,000        Other       $    -
                                                           --------
   Home and Other Real Estate   $25,000

   Other                        $ 2,000

3. Amount of Life Insurance     $20,000

4. Ages of dependents ......    31, 4

5. As to any annuity or retirement income for Proposed Annuitant, give estimate of:
   (a) MONTHLY FIXED DOLLAR INCOME at retirement (include Social Security and ANY FIXED DOLLAR EMPLOYER PENSION BENEFIT)
       $          265
       --------------
   (b) ANNUAL PURCHASE PAYMENT by Proposed Annuitant for any VARIABLE ANNUITIES in force or applied for (EXCLUDE contract applied for under this application)

6. Purpose of contract applied for

        Retirement Income [X]

        Other (specify)
-------------------------------------------------------------------------------
   7. I understand that the Sales Representative is required by regulatory authorities to make inquiries with respect to my personal financial situation. The Sales Representative has asked the above questions. If any or all are unanswered, it is because I do not wish to divulge the requested information.

    I also understand that if I am associated with or employed by a member of the National Association of Securities Dealers, Inc. (NASD), Metropolitan, in accordance with NASD rules, will notify such member of this application for a Variable Annuity contract.

    I have received a Prospectus for the Variable Annuity Contract applied for.

      8-30-70                   John A. Doe
-------------------------------------------------------------------------------
       Date                     Signature of Proposed Annuitant

 ...............................................................................

-------------------------------------------------------------------------------
8. Complete if Question 9 of Part A is answered "YES."

     I understand that in replacing any of the contracts referred to in Question 9 of Part A, I am losing a benefit and that any purchase payment under the contract applied for includes a sales charge.

--------------------------------------------------------------------------------
Date                     Signature of Proposed Annuitant

Form 038V-B

Receipt of the initial purchase payment, the amount shown on page 3 of this contract, is hereby acknowledged. This receipt is not binding on the Company until countersigned by an authorized representative of the Company and until the purchase payment has actually been received in cash.

/s/ Walter E. Hollenbeck                 Countersigned_________________19_____
------------------------
              Secretary
                                         By __________________________________

NOTICE

Please read your contract, including the copy of the application which is attached, promptly upon its receipt.

Do not fail to notify the Company when there is any change in your address.

When writing to the Company give the Contract Number and state clearly Name, Residence, City, and State.

Checks, Drafts, or Money Orders should be drawn to the order of Metropolitan Life. Remittance made by check or draft is subject to the conditions (1) that such check or draft may be handled for collection in accordance with the practice of the collecting bank or banks (2) that such remittance shall not constitute payment and any receipt issued therefor shall be void if the full amount of such check or draft is not received by the Company, and (3) that such remittance is properly identified as a purchase payment under this contract.

Privilege of Voting for Directors. An election of Directors of the Company is held at the Home Office in New York on the second Tuesday in April of every odd-numbered year. The owner of this contract, after one year from its date of issue, while it remains in effect, will have a right to vote either in person or by mail. For particulars as to how to vote, apply to the Secretary, 1 Madison Avenue, New York, N.Y. 10010.

Nominations for Directors. Section 198 of the New York Insurance Law requires the Board of Directors to nominate candidates described as the "Administration Ticket," and permits groups of contractholders to make other nominations not less than five months prior to the election.


METROPOLITAN LIFE INSURANCE COMPANY
HOME OFFICE: 1 MADISON AVENUE, NEW YORK, NEW YORK 10010

                                    CONTENTS

PROVISION                                                                  PAGE

Contract Specifications....................................................  3

Definitions of Certain Terms...............................................  5

Purchase Payments..........................................................  5

Accumulation Units and Separate Account....................................  6
 Separate Account, Valuation of Assets in Separate Account, Accumulation Unit Values, Application of Net Purchase Payments, Gross and Net Investment Factors

Contract Benefits..........................................................  7
 Retirement Annuity Benefit, Death Benefit, Cash Surrender Benefit

Beneficiary................................................................  8

Transfers From Other Contracts.............................................  8

Participation..............................................................  8

General Provisions.........................................................  9

Optional Modes of Settlement............................................... 11
 Options Available on a Variable Annuity Basis. Options Available on a Fixed Annuity Basis, Adjusted Age, Annuity Units and Amounts of Succeeding Payments, General Provisions for Annuity Options, Tables for Variable and Fixed Annuity Options

VARIABLE ANNUITY CONTRACT

Flexible purchase payments. Benefits depend, among other things, on the number and value of Accumulation Units, the Optional Mode of Settlement selected, and in some cases, the age and sex of the payee. Variable or Fixed Annuities or combination of Variable and Fixed Annuities from Retirement Date. Death Benefit before Retirement Date. Transfers from other contracts--Limited. Participating before Retirement Date.

        ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.


37TV-65 Printed in U.S.A.